Exhibit 99.1
Greif, Inc. Announces Chief Executive Officer and Board of Director Transition Plan
06/22/2021

DELAWARE, Ohio, June 22, 2021 /PRNewswire/ -- Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, announced today that Pete Watson will retire as Greif's President and Chief Executive Officer effective February 1, 2022. This announcement concludes a thoughtful and comprehensive, multi-year succession planning process. The Board of Directors has elected Ole Rosgaard to succeed Mr. Watson as President and Chief Executive Officer effective February 1, 2022. Mr. Rosgaard will serve as Chief Operating Officer of the Company until that time.

The Company also announced that Michael Gasser, who has served as Chairman of the Board of Directors since 1994, will not stand for re-election to the Board at the Company's 2022 annual meeting of stockholders. At that time, Mr. Watson will become Executive Chairman of the Board of Directors and Bruce Edwards will become the lead director for the Board of Directors.

Mr. Gasser said, "Pete exemplifies servant leadership and embodies the values of The Greif Way. He has driven a laser focus on customer service excellence, powered by a team-first approach, throughout the enterprise. Under his leadership, Greif successfully completed an in-depth transformation initiative enhancing the Company's performance; delivered organic growth through strategic investments in the Global Industrial Packaging and Paper Packaging businesses; successfully acquired and integrated Caraustar Industries; and advanced our sustainability strategy. In summary, Pete has led with humility, authenticity and care for the well-being of our colleagues, our customers and our planet. We thank Pete for his outstanding leadership over his twenty-two year career at Greif and for his tireless contributions and accomplishments the last six years as President and Chief Executive Officer."

Mr. Watson stated, "It has been my distinct honor to serve our global Greif team, and I am extremely proud of what we have accomplished together. I am grateful to our colleagues for their dedication to relentlessly serving the needs of our customers and for their commitment to excellence. Looking ahead, I am very excited about Greif's future. Ole's passion for team building, strong emphasis on operational execution and customer service, as well as extensive manufacturing and industrial packaging experience, make him the ideal leader to take Greif forward. I am excited to work closely with Ole to ensure a seamless and successful transition. I also want to thank and pay tribute to Mike Gasser's longstanding leadership at Greif. He has been a trusted mentor to me and many other leaders at the Company, and I am grateful for his counsel over many years. I look forward to my new leadership role as Executive Chairman."

Mr. Rosgaard said, "I am excited and humbled by this opportunity, and I thank the Board for its confidence in me. I have worked closely with Pete the last six years and share his enthusiasm about our Company's bright future. I look forward to leading Greif's incredibly talented and diverse global team toward our vision of becoming the best performing customer service company in the world as we continue to grow and create value for our customers and shareholders."

About Ole Rosgaard

Mr. Rosgaard joined Greif in 2015 and currently serves as Senior Vice President, Group President of Global Industrial Packaging. Prior to that, Mr. Rosgaard was the Senior Vice President and Group President leading the Global Rigid Industrial Packaging business and previously served as Senior Vice President and Group President, Rigid Industrial Packaging-Americas. Mr. Rosgaard also led Greif's global sustainability initiatives through 2020. Prior to joining the Company, he served in a senior leadership role with BMI Group (formerly Icopal a/s), one of the largest global roofing manufacturing companies, and earlier in his career, he served as strategic business unit leader at VELFAC, one of the world's largest window manufacturing companies.

About Greif

Greif is a global leader in industrial packaging products and services and is pursuing its vision: in industrial packaging, be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, flexible products, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 40 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "may," "will," "expect," "intend," "estimate," "anticipate," "aspiration," "objective," "project," "believe," "continue," "on track" or "target" or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company's actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2020. The Company undertakes no obligation to update or revise any forward-looking statements.

Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see "Risk Factors" in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Matt Eichmann
740-549-6067
matt.eichmann@greif.com